UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, Malibu Boats, Inc. (the “Company”) and its indirect wholly owned subsidiary, Malibu Boats, LLC (“Boats LLC”), are defendants in the product liability case Batchelder et al. v. Malibu Boats, LLC, f/k/a Malibu Boats, Inc.; Malibu Boats West, Inc., et. al., Superior Court of Rabun County, Georgia, Civil Action Case No. 2016-CV-0114-C (the “Batchelder I Matter”) and Boats LLC is also a defendant in a related product liability case, Stephan Paul Batchelder and Margaret Mary Batchelder, as Natural Guardians of Josh Patrick Batchelder, a minor; Darin Batchelder, individually, and as Natural Guardian of Zach Batchelder, a minor; and Kayla Batchelder v. Malibu Boats, LLC v. Dennis Michael Ficarra; State Court of Rabun County, Civil Action File No. 2022-CV-0034 (the “Batchelder II Matter,” and together with the Batchelder I Matter, the “Batchelder Matters”). The Batchelder Matters involved a personal injury accident in 2014 involving a 2000 model year Response LX boat that was manufactured by Malibu Boats West, Inc. (“West”). West is not, and has never been, a subsidiary of the Company but was a separate legal entity whose assets were purchased by Boats LLC in 2006.
On June 30, 2023, the Company and Boats LLC entered into a Confidential General Release and Settlement Agreement (the “Settlement Agreement”), by and among each of the plaintiffs in the Batchelder I Matter (the “Batchelder I Plaintiffs”) and the plaintiffs in the Batchelder II Matter (“the Batchelder II Plaintiffs, and together with the Batchelder I Plaintiffs, the “Batchelder Plaintiffs”) in settlement of each of the Batchelder Matters. The Settlement Agreement provides that, among other things, the Company, or Boats LLC, as the case may be, will pay (or cause to be paid) to the Batchelder Plaintiffs and their agents a total of $100.0 million, of which (a) $40.0 million will be paid to the Batchelder Plaintiffs and their agents promptly following the execution of the Batchelder Agreements and (b) $60.0 million will be placed in an escrow account and held by the Escrow Agent pursuant to the terms of an Escrow Agreement, which amount will be released to the Batchelder Plaintiffs and their agents upon the satisfaction of certain conditions, as further described in the Settlement Agreement.
The foregoing description of the Settlement Agreement is a summary and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1, and such exhibit is incorporated herein by reference.
Item 2.02 Results and Operations and Financial Condition
As of July 3, 2023, the Company reaffirms its previously announced guidance for fiscal year 2023 net sales and Adjusted EBITDA margin. For fiscal year 2023, the Company anticipates net sales growth slightly over 10% year-over-year and Adjusted EBITDA margin down slightly year-over-year. The Company expects to incur the full $100.0 million related to the settlement of the Batchelder Matters as a charge to net income for the fourth quarter of 2023. The Company expects that all amounts paid by it with respect to the settlement of the Batchelder Matters should be tax deductible for federal and state income tax purposes. The litigation settlement expense related to the Batchelder Matters will be excluded from net income in arriving at Adjusted EBITDA. See “Non-GAAP Financial Measures” below for more information regarding Adjusted EBITDA.
Item 8.01 Other Events
Insurance Litigation
The Company and its subsidiaries, including Boats LLC, maintain liability insurance applicable to the Batchelder Matters.
On July 3, 2023, Boats LLC filed a complaint against Federal Insurance Company and Starr Indemnity & Liability Company alleging that the insurers unreasonably failed to comply with their obligations by refusing, negligently and in bad faith, to settle covered claims within their available policy limits prior to trial. The Company intends to vigorously pursue its claims against its insurers to recover the full settlement amount (less any monies already tendered without reservation by the carriers). However, the Company cannot predict the outcome of such litigation.
Expected Borrowing under Revolving Credit Facility
On July 3, 2023, Boats LLC, an indirect subsidiary of the Company, notified its lenders that it intends to borrow $75.0 million under its revolving credit facility governed by the Third Amended and Restated Credit Agreement dated as of July 8, 2022 (the “Credit Agreement”). After such borrowing is completed on July 7, 2023, a total of $75.0 million will be outstanding under the revolving credit facility (excluding $1.6 million in undrawn letters of credit), with $273.4 million remaining available for borrowing. The current interest rate for borrowings under the revolving credit facility is approximately 6.64% (which is the SOFR (as defined in the Credit Agreement), plus an applicable margin of 1.25%). Other terms of the Credit Agreement are described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources–Revolving Credit Facility” in Part I, Item II of the Form 10-Q, and incorporated herein by reference. The Credit Agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on July 12, 2022, and such exhibit is incorporated herein by reference.
Non-GAAP Financial Measures
This Current Report on Form 8-K includes references to Adjusted EBITDA margin, a non-GAAP financial measure. This measure has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of the Company’s liquidity. The Company’s presentation of this non-GAAP financial measure should also not be construed as an inference that the Company’s results will be unaffected by unusual or non-recurring items. The Company’s computations of this non-GAAP financial measure may not be comparable to other similarly titled measures of other companies. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including the litigation settlement expenses related to the Batchelder Matters. Management believes Adjusted EBITDA margin allows investors to evaluate the Company’s operating performance and compare the Company’s results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. Management uses Adjusted EBITDA margin to assist in highlighting trends in the Company’s operating results without regard to the Company’s financing methods, capital structure, and non-recurring or non-operating expenses. The Company excludes the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts contained in this Form 8-K are forward-looking statements, including statements regarding the ultimate impact of the Batchelder Matters, the Settlement Agreement, any actions the Company may take to pursue claims against its insurers, the Company’s expected financial results for fiscal year 2023 and Boats LLC’s intention to borrow under the revolving credit facility. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. You should not rely on forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, the Company assumes no obligation to update forward-

looking statements for any reason after the date of this Form 8-K to conform these statements to actual results or to changes in the Company’s expectations.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 10.1	Confidential General Release and Settlement Agreement, dated June 30, 2023, by and among the Batchelder Plaintiffs, the Company and Boats LLC
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

Date: July 3, 2023	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer